SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 27, 2001

AdvancePCS
(formerly known as Advance Paradigm, Inc.)
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21447	75-2493381
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor
Suite 1600
Irving, Texas 75039
(Address and Zip Code of Principal Executive Offices)

(469) 420-6000
(Registrant’s telephone number, including area code)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Press Release dated February 27, 2001

Item 5. Other Events.

      On February 27, 2001, AdvancePCS (the “Company”) issued a press release announcing that it intends to offer approximately $200 million of notes. The offering will be made by means of an offering memorandum to qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act of 1933, as amended, and is expected to close in March. The Company will use the net proceeds from the offering to repay existing senior subordinated indebtedness. The press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

      (a) Financial Statements of business acquired.

None.

      (b) Pro Forma Financial Information.

None.

      (c) Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press release dated February 27, 2001 entitled “AdvancePCS Announces Proposed Private Placement.”

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCEPCS

Date: February 27, 2001	By:	/s/ David D. Halbert
	Name:	David D. Halbert
	Title:	Chairman of the Board and Chief
Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated February 27, 2001 entitled “AdvancePCS Announces Proposed Private Placement.”